Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces First Quarter 2017 Financial Results;
Reaffirms Annual 2017 Guidance

Pleasanton, California, April 26, 2017— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the first quarter ended March 25, 2017.

$ in millions except per share amounts	Q1'17	Q1'16	% Change
(unaudited)
Operating Revenues	$407.2	$366.5	11%
Net Income (Loss)	$(13.5)	$(3.6)	(280)%
Diluted Earnings (Loss) Per Share	$(0.24)	$(0.06)	(300)%

Non-GAAP Measures (see Table 2)

$ in millions except per share amounts	Q1'17	Q1'16	% Change
(unaudited)
Adjusted Operating Revenues	$212.8	$184.6	15%
Adjusted EBITDA	$20.2	$29.0	(30)%
Adjusted Net Income	$1.4	$9.8	(86)%
Adjusted Diluted EPS	$0.02	$0.17	(88)%

CEO and president Talbott Roche commented, "Our first quarter 2017 financial results benefited from a stronger rebound in U.S. retail open loop transaction dollar volume (TDV) relative to our forecast. We remain focused on rebuilding consumer awareness of open loop gift products at grocery distribution partners locations that recently became EMV compliant. In addition, our digital U.S. retail channels generated strong double digit TDV growth during the first quarter. Both international and incentives segment performance met our expectations."

Compared to the first quarter of 2016, the Company’s first quarter 2017 GAAP pre-tax loss increased for the following reasons: 1) The estimated EMV(1) impact to operating income in the first quarter of 2017 was approximately $5.0 million; 2) During the first quarter of 2016 the Company executed a contract amendment with one of its issuing banks that resulted in a $4.3 million operating income benefit in the incentives segment that did not repeat in the first quarter of 2017; 3) The Company completed multiple acquisitions in 2015 and 2016 that increased intangibles amortization expense by $3.2 million in the first quarter of 2017; 4) Interest expense increased $2.9 million due to higher borrowing related to the acquisitions.

The Company's 2017 annual free cash flow projection remains in the range of $115 million to $135 million.

GAAP financial results for the first quarter of 2017 compared to the first quarter of 2016

•
Operating revenues totaled $407.2 million, an increase of 11% from $366.5 million for the quarter ended March 26, 2016. This increase was due to a 7% increase in commissions and fees driven primarily by higher U.S. retail and international TDV; a 34% increase in program and other fees primarily due to the acquisition of Grass Roots, partially offset by the $4.3 million bank amendment gain from Q1 2016 that did not repeat in Q1 2017.

•
Net loss totaled $13.5 million compared to net loss of $3.6 million for the quarter ended March 26, 2016. The increased loss was driven primarily by lower sales of U.S. retail open loop gift cards due to EMV, a $4.3 million bank amendment gain from Q1 2016 in the incentives segment that did not repeat in Q1 2017, higher non-cash acquisition-related expenses and increased interest expense.

•	Net loss per diluted share was $0.24 compared to a net loss per diluted share of $0.06 for the quarter ended March 26, 2016. Diluted shares outstanding increased 0.3% to 55.9 million.

Non-GAAP financial results for the first quarter of 2017 compared to the first quarter of 2016 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $212.8 million, a 15% increase from $184.6 million for the quarter ended March 26, 2016. The increase was primarily in international due to strong organic revenue growth in each region and the addition of Grass Roots, partially offset by revenue declines in the U.S. retail and incentives segments.

•
Adjusted EBITDA totaled $20.2 million, a decrease of 30% from $29.0 million for the quarter ended March 26, 2016. Growth in the international segment was offset by declines in the U.S. retail and incentives segments.

•
Adjusted net income totaled $1.4 million, a decrease of 86% from $9.8 million for the quarter ended March 26, 2016. The decrease was driven by lower revenues in U.S. retail open loop gift cards due to EMV, a $4.3 million bank amendment gain from Q1 2016 in the incentives segment that did not repeat in Q1 2017, higher non-cash acquisition-related expenses and increased interest expense. Income tax on adjusted income before taxes was 40% for the first quarter 2017 compared to 36% for the comparable 2016 period due to lower pre-tax income levels and discrete tax expense for losses not benefitted related to a foreign entity.

•	Adjusted diluted EPS was $0.02, a decrease of 88% from $0.17 for the quarter ended March 26, 2016.

(1) Reference to “EMV impact” refers to our estimates of the impact on our revenues and earnings of measures taken by some U.S. retail distribution partners related to their delay in implementing the new secure payment card requirements from Europay, Mastercard and Visa (“EMV” mandate). The failure to implement EMV in their point-of-sale systems by October 2015 transferred the liability for fraudulent credit card payments from card issuers to the retailers. In order to limit chargebacks related to fraudulent credit cards used to purchase certain prepaid products in their stores, some of our distribution partners began taking measures in late January 2016 to limit or control the sale of high value prepaid cards and, in particular, open loop products.  While the type of restrictive measures varied by distribution partner, the following types of restrictions were in place during 2016:  establishment of limits on using credit cards to purchase gift cards, a move to cash or debit only for purchases of certain gift cards and removal of high denomination open loop products from store shelves. We believe that some of the restrictions remained in a very limited number of our distribution partners by the end of 2016 as most partners had implemented EMV compliant point of sale systems by then.

2017 Guidance

Guidance for fiscal 2017 provided in the table below is unchanged compared to the guidance provided on February 15, 2017.

Further details regarding the Company’s guidance including a breakdown of guidance for the second fiscal quarter 2017 will be provided on the April 26, 2017 earnings call.

Annual GAAP Guidance

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Operating Revenues	$2,148 to $2,312	$1,900	13% to 22%
Net Income	$22 to $26	$5	337% to 416%
Diluted EPS	$0.35 to $0.44	$0.08	333% to 444%

Annual Non-GAAP Guidance

$ in millions except per share amounts	2017 Guidance	2016 Actual	% Change

Adjusted Operating Revenues	$1,028 to $1,141	$889	16% to 28%
Adjusted EBITDA	$225 to $250	$189	19% to 32%
Adjusted Net Income	$91 to $100	$82	11% to 22%
Adjusted Diluted EPS	$1.56 to $1.70	$1.43	9% to 19%

Reduction in income taxes payable	$58	$58	—
Reduction in income taxes payable per share (diluted)	$0.98	$1.02	(3)%

The guidance above does not account for the impact of any future acquisitions, dispositions, partnerships or similar transactions, any changes to the Company’s existing capital structure or business model or any adverse outcome to any litigation or government investigation, and any such developments could have an impact on the Company’s guidance. Also see “Forward Looking Statements” below.

Conference Call/Webcast

On Wednesday, April 26, 2017 at 2:00 p.m. PDT / 5:00 p.m. EDT, the Company will host a conference call and webcast presentation to discuss first quarter 2017 financial results and share additional guidance for the remainder of 2017. A copy of the webcast presentation slides will be posted to the presentations tab of the Company’s investor relations website at approximately 1:00 p.m. PDT on April 26, 2017. Hosting the call will be Talbott Roche, Chief Executive Officer and president; Jerry Ulrich, Chief Financial & Administrative Officer; and Bill Tauscher, Executive Chairman. Participants may access the live webcast by visiting the Company’s investor relations website at ir.blackhawknetwork.com. An audio replay of the webcast will be available on the Company’s investor relations website until Friday, May 19, 2017.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com or product websites Cardpool, Gift Card Lab, Gift Card Mall, GiftCards.com and OmniCard.

Non-GAAP Financial Measures
Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented. Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.
The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted earnings per share, Reduction in income taxes payable and Adjusted free cash flow are useful to evaluate the Company's operating performance for the following reasons:

•	adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company's operating margin;

•	adjusting operating revenues for marketing revenue, which has offsetting marketing expense, is useful for understanding the Company's operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company's business is performing at any particular time and the related expenses are not key measures of the Company's core operating performance;

•
the net gain on the transaction to transition our program-managed GPR business to another program manager, the gain on the sale of our member interest in Visa Europe and other non-recurring gains / (losses) related to our acquisitions is not reflective of our core operating performance;

•	asset impairment charges related to the write-down of technology assets as part of our post-acquisition integration efforts are not key measures of the Company's core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance;

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company's core operating performance;

•
reduction in income taxes payable from the step up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and reduction in income taxes payable from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant tax savings that are useful for understanding the Company's overall operating results;

•
reduction in income taxes payable resulting from the tax deductibility of stock-based compensation is useful for understanding the Company's overall operating results. The Company generally realizes these tax deductions when restricted stock vest, an option is exercised, and, in the case of warrants, after the warrant is exercised but amortized over remaining service period, and such timing differs from the GAAP treatment of expense recognition; and

•
Adjusted free cash flow - the Company receives funds from consumers or business clients for prepaid products that the Company issues or holds on their behalf prior to the issuance of prepaid products. The Company views this cash flow as temporary and not indicative of the cash flows generated by its operating activity, and therefore excludes it from calculations of Adjusted free cash flow. Adjusted free cash flow provides information regarding the cash that the Company generates without the fluctuations resulting from the timing of cash inflows and outflows from these settlement activities, which is useful to understanding the Company's business and its ability to fund capital expenditures and repay amounts borrowed under its term loan. The Company also may use Adjusted free cash flow for, among other things, making investment decisions and managing its capital structure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will”, “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow adjusted operating revenues and adjusted net income as anticipated; our ability to grow at historic rates or at all; the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline; our reliance on our content providers; the demand for their products and our exclusivity arrangements with them; our reliance on relationships with card issuing banks; the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services; the ability of our distribution partners to implement EMV compliance within their expected timeline and lift the measures they may have taken prior to such compliance to limit or control their exposure to liability for fraud losses; the timing and manner that our distribution partners remove the limits or controls implemented by them during the period before they achieve EMV compliance; changes in consumer behavior away from our distribution partners or our products resulting from limits or controls implemented by our distribution partners during their transition to EMV compliance; our ability to successfully integrate our acquisitions; our ability to generate adequate taxable income to enable us to fully utilize the tax benefits referred to in this release;; changes in applicable tax law that preclude us from fully utilizing the tax benefits referred to in this release; the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations; and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended on March 25, 2017 which is expected to be filed prior to or on May 4, 2017 and other subsequent periodic reports we file with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	12 weeks ended
	March 25, 2017	March 26, 2016
OPERATING REVENUES:
Commissions and fees	$255,206	$239,624
Program and other fees	100,910	75,442
Marketing	14,281	13,459
Product sales	36,839	37,937
Total operating revenues	407,236	366,462
OPERATING EXPENSES:
Partner distribution expense	179,476	172,155
Processing and services	102,272	73,941
Sales and marketing	62,785	53,338
Costs of products sold	36,193	35,732
General and administrative	29,025	23,497
Transition and acquisition	451	945
Amortization of acquisition intangibles	13,025	9,898
Change in fair value of contingent consideration	1,040	—
Total operating expenses	424,267	369,506
OPERATING INCOME (LOSS)	(17,031)	(3,044)
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	836	412
Interest expense	(6,943)	(4,066)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(23,138)	(6,698)
INCOME TAX EXPENSE (BENEFIT)	(9,775)	(3,237)
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(13,363)	(3,461)
Loss (income) attributable to non-controlling interests, net of tax	(123)	(92)
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(13,486)	$(3,553)
EARNINGS (LOSS) PER SHARE:
Basic	$(0.24)	$(0.06)
Diluted	$(0.24)	$(0.06)
Weighted average shares outstanding—basic	55,904	55,752
Weighted average shares outstanding—diluted	55,904	55,752

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 25, 2017	December 31, 2016	March 26, 2016
ASSETS
Current assets:
Cash and cash equivalents	$214,536	$1,008,125	$212,950
Restricted cash	56,832	10,793	3,189
Settlement receivables, net	319,557	641,691	317,585
Accounts receivable, net	259,138	262,672	224,559
Other current assets	177,463	131,375	100,361
Total current assets	1,027,526	2,054,656	858,644
Property, equipment and technology, net	173,403	172,381	166,223
Intangible assets, net	340,846	350,185	278,734
Goodwill	570,313	570,398	486,472
Deferred income taxes	361,404	362,302	351,161
Other assets	85,647	85,856	80,083
TOTAL ASSETS	$2,559,139	$3,595,778	$2,221,317
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$547,179	$1,626,827	$532,419
Consumer and customer deposits	199,822	173,344	97,100
Accounts payable and accrued operating expenses	143,858	153,885	105,492
Deferred revenue	140,834	150,582	110,560
Note payable, current portion	7,390	9,856	155,851
Notes payable to Safeway	2,909	3,163	4,129
Bank line of credit	14,415	—	114,672
Other current liabilities	85,651	51,176	40,583
Total current liabilities	1,142,058	2,168,833	1,160,806
Deferred income taxes	28,200	27,887	19,534
Note payable	130,560	137,984	268,584
Convertible notes payable	431,941	429,026	—
Other liabilities	37,745	39,653	15,062
Total liabilities	1,770,504	2,803,383	1,463,986
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	56	56	57
Additional paid-in capital	612,328	608,568	569,728
Accumulated other comprehensive loss	(42,861)	(48,877)	(35,139)
Retained earnings	214,833	228,451	218,258
Total Blackhawk Network Holdings, Inc. equity	784,356	788,198	752,904
Non-controlling interests	4,279	4,197	4,427
Total stockholders’ equity	788,635	792,395	757,331
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,559,139	$3,595,778	$2,221,317

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	12 weeks ended		52 weeks ended
	March 25, 2017	March 26, 2016	March 25, 2017	March 26, 2016
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(13,363)	$(3,461)	$(4,864)	$37,611
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and technology	11,600	9,915	50,064	42,503
Amortization of intangibles	14,218	11,048	65,215	36,415
Amortization of deferred program and contract costs	7,397	7,166	29,246	29,703
Amortization of deferred financing costs and debt discount	3,162	440	9,228	1,395
Loss on property, equipment and technology disposal/write-down	108	5	9,941	1,243
Employee stock-based compensation expense	8,401	8,000	32,993	33,141
Change in fair value of contingent consideration	1,040	—	3,140	(3,428)
Deferred income taxes	—	—	(8,899)	16,439
Other	1,605	34	6,664	4,281
Changes in operating assets and liabilities:
Settlement receivables	330,177	311,722	24,531	(84,056)
Settlement payables	(1,080,989)	(1,072,424)	11,342	73,870
Accounts receivable, current and long-term	(7,666)	18,053	(38,731)	(44,052)
Other current assets	(2,215)	7,355	(23,461)	(5,828)
Other assets	(3,158)	(4,476)	(23,372)	(24,381)
Consumer and customer deposits	(24,484)	14,690	(25,402)	(9,514)
Accounts payable and accrued operating expenses	(2,448)	(27,404)	10,121	(19,885)
Deferred revenue	3,585	(7,745)	44,692	18,976
Other current and long-term liabilities	(3,173)	(16,332)	(8,548)	9,590
Income taxes, net	(9,944)	(4,271)	2,869	15,703
Net cash (used in) provided by operating activities	(766,147)	(747,685)	166,769	129,726
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(16,697)	(9,160)	(59,869)	(48,055)
Business acquisitions, net of cash acquired	(10,881)	(113,114)	(118,372)	(228,595)
Investments in unconsolidated entities	(5,200)	—	(15,741)	(5,877)
Change in restricted cash	—	—	(7,691)	—
Other	—	—	1,408	(98)
Net cash (used in) provided by investing activities	(32,778)	(122,274)	(200,265)	(282,625)

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands) (Unaudited)

	12 weeks ended		52 weeks ended
	March 25, 2017	March 26, 2016	March 25, 2017	March 26, 2016
FINANCING ACTIVITIES:
Repayment of debt assumed in business acquisitions	—	(8,964)	—	(8,964)
Proceeds from issuance of note payable	—	100,000	150,000	100,000
Repayment of note payable	(10,000)	(37,500)	(436,250)	(37,500)
Payments of financing costs	—	—	(16,544)	(2,063)
Borrowings under revolving bank line of credit	667,936	636,445	3,016,981	2,722,474
Repayments on revolving bank line of credit	(653,521)	(521,773)	(3,117,238)	(2,617,802)
Repayment on notes payable to Safeway	(254)	—	(1,144)	(14,285)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	3,700	432	13,570	12,808
Other stock-based compensation related	(8,897)	(1,752)	(9,429)	(2,931)
Repurchase of common stock	—	—	(34,843)	—
Proceeds from convertible debt	—	—	500,000	—
Payments for note hedges	—	—	(75,750)	—
Proceeds from warrants	—	—	47,000	—
Other	—	—	(156)	(1,494)
Net cash (used in) provided by financing activities	(1,036)	166,888	36,197	150,243
Effect of exchange rate changes on cash and cash equivalents	6,372	1,445	(1,115)	(3,810)
Increase (decrease) in cash and cash equivalents	(793,589)	(701,626)	1,586	(6,466)
Cash and cash equivalents—beginning of period	1,008,125	914,576	212,950	219,416
Cash and cash equivalents—end of period	$214,536	$212,950	$214,536	$212,950

NONCASH FINANCING AND INVESTING ACTIVITIES:
Intangible assets recognized for the issuance of fully vested warrants	$—	$—	$—	$3,147
Forgiveness of notes receivable and accrued interest as part of business acquisition	$—	$—	$5,445	$—
Financing of business acquisition with contingent consideration	$2,000	$—	$23,652	$—

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(Tables 1, 2 & 3 in thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 weeks ended
	March 25, 2017	March 26, 2016
Transaction dollar volume	$3,297,839	$3,172,901
Prepaid and processing revenues	$356,116	$315,066
Prepaid and processing revenues as a % of transaction dollar volume	10.8%	9.9%
Partner distribution expense as a % of prepaid and processing revenues	50.4%	54.6%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended
	March 25, 2017	March 26, 2016
Prepaid and processing revenues:
Commissions and fees	$255,206	$239,624
Program and other fees	100,910	75,442
Total prepaid and processing revenues	$356,116	$315,066
Adjusted operating revenues:
Total operating revenues	$407,236	$366,462
Revenue adjustment from purchase accounting	1,984	3,770
Marketing and other pass-through revenues	(16,980)	(13,459)
Partner distribution expense	(179,476)	(172,155)
Adjusted operating revenues	$212,764	$184,618
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(13,363)	$(3,461)
Interest and other (income) expense, net	(836)	(412)
Interest expense	6,943	4,066
Income tax expense (benefit)	(9,775)	(3,237)
Depreciation and amortization	25,818	20,963
EBITDA	8,787	17,919
Adjustments to EBITDA:
Employee stock-based compensation	8,401	8,000
Acquisition-related employee compensation expense	139	—
Revenue adjustment from purchase accounting, net	1,877	3,085
Change in fair value of contingent consideration	1,040	—
Adjusted EBITDA	$20,244	$29,004
Adjusted EBITDA margin:
Total operating revenues	$407,236	$366,462
Operating income (loss)	$(17,031)	$(3,044)
Operating margin	(4.2)%	(0.8)%
Adjusted operating revenues	$212,764	$184,618
Adjusted EBITDA	$20,244	$29,004
Adjusted EBITDA margin	9.5%	15.7%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (Continued)

	12 weeks ended
	March 25, 2017	March 26, 2016
Adjusted net income:
Income (loss) before income tax expense	$(23,138)	$(6,698)
Employee stock-based compensation	8,401	8,000
Acquisition-related employee compensation expense	139	—
Revenue adjustment from purchase accounting, net	1,877	3,085
Change in fair value of contingent consideration	1,040	—
Amortization of intangibles	14,218	11,048
Adjusted income before income tax expense	$2,537	$15,435
Income tax expense (benefit)	(9,775)	(3,237)
Tax expense on adjustments	10,798	8,744
Adjusted income tax expense	1,023	5,507
Adjusted net income before allocation to non-controlling interests	1,514	9,928
Net loss (income) attributable to non-controlling interests, net of tax	(123)	(92)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$1,391	$9,836
Adjusted diluted earnings per share:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(13,486)	$(3,553)
Distributed and undistributed earnings allocated to participating securities	—	(15)
Net income (loss) available for common shareholders	$(13,486)	$(3,568)
Diluted weighted average shares outstanding	55,904	55,752
Diluted earnings (loss) per share	$(0.24)	$(0.06)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$1,391	$9,836
Adjusted distributed and undistributed earnings allocated to participating securities	—	(32)
Adjusted net income available for common shareholders	$1,391	$9,804
Diluted weighted-average shares outstanding	55,904	55,752
Increase in common share equivalents	1,548	1,610
Adjusted diluted weighted-average shares outstanding	57,452	57,362
Adjusted diluted earnings per share	$0.02	$0.17
Reduction in income taxes payable:
Reduction in income taxes payable resulting from amortization of spin-off tax basis step-up	$6,597	$6,594
Reduction in cash taxes payable from amortization of acquisition intangibles and utilization of acquired NOLs	2,592	3,952
Reduction in cash taxes payable from deductible stock-based compensation and convertible debt	9,604	5,974
Reduction in income taxes payable	$18,793	$16,520
Adjusted diluted weighted average shares outstanding	57,452	57,362
Reduction in income taxes payable per share	$0.33	$0.29

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO ADJUSTED FREE CASH FLOW

	52 weeks ended
	March 25, 2017	March 26, 2016
Net cash flow provided by operating activities	$166,769	$129,726
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	(10,471)	19,700
Benefit from settlement timing	17,442	27,626
Adjust for: Safeway cash tax payment reimbursed (refunded)	(1,144)	(14,285)
Adjusted net cash flow provided by operating activities	172,596	162,767
Expenditures for property, equipment and technology	(59,869)	(48,055)
Adjusted free cash flow	$112,727	$114,712
Reconciliation of Adjusted EBITDA to Adjusted free cash flow
Adjusted EBITDA	$180,440	$195,794
Less: Expenditures for property, equipment and technology	(59,869)	(48,055)
Less: Interest paid	(13,715)	(12,487)
Less: Cash taxes (paid) refunded	3,812	(3,450)
Less: Revenue adjustment from purchase price accounting, net	(14,416)	(10,158)
Change in working capital and other	(967)	(34,558)
Benefit from settlement timing	17,442	27,626
Adjusted free cash flow	$112,727	$114,712

TABLE 4: FULL YEAR 2017 GUIDANCE - RECONCILIATION OF NON-GAAP MEASURES

(In millions except per share amounts)
Adjusted operating revenues:	Low	High
Total operating revenues	$2,148	$2,312
Partner distribution expense	(1,052)	(1,095)
Marketing and other pass-through revenues	(72)	(80)
Revenue adjustment from purchase accounting	4	4
Adjusted operating revenues	$1,028	$1,141

Adjusted EBITDA:
Net income before allocation to non-controlling interests	$22	$26
Interest (income) expense and other (income) expense, net	32	41
Income tax expense	13	17
Depreciation and amortization	116	121
EBITDA	183	205
Adjustments to EBITDA:
Employee stock-based compensation	38	41
Other adjustments	4	4
Adjusted EBITDA	$225	$250

Adjusted net income:
Income before income tax expense	$33	$43
Employee stock-based compensation	38	41
Amortization of intangibles	62	64
Other	4	4
Adjusted income before income tax expense	137	152

Income tax expense	13	17
Tax expense on adjustments	33	35
Adjusted income tax expense	46	52
Adjusted net income	$91	$100

Adjusted diluted earnings per share:
Diluted earnings per share	$0.35	$0.44
Employee stock-based compensation	0.46	0.50
Amortization of intangibles	0.71	0.72
Other	0.04	0.04
Adjusted diluted earnings per share	$1.56	$1.70